Exhibit 99.B(d)(2)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class A	Class I	Class P	Class R6	Class SMA

Voya Emerging Markets Corporate Debt Fund Initial Term Expires August 1, 2014	N/A	1.10%	0.15%	N/A	N/A

Voya Emerging Markets Hard Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.90%	0.15%	N/A	N/A

Voya Emerging Markets Local Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.95%	0.15%	N/A	N/A

Voya Investment Grade Credit Fund Initial Term Expires August 1, 2008 Initial Term for Class P Expires August 1, 2014	N/A	N/A	0.15%	N/A	0.00%

Voya Target Retirement 2020 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2025 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class A	Class I	Class P	Class R6	Class SMA

Voya Target Retirement 2030 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2035 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2040 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2045 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2050 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2055 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

Voya Target Retirement 2060 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.70%	N/A	0.65%	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class A	Class I	Class P	Class R6	Class SMA

Voya In-Retirement Fund(1) Initial Term for Class I Expires October 1, 2014 Initial Term for Class A and Class R6 Expires October 1, 2017	0.95%	0.66%	N/A	0.65%	N/A

Voya Securitized Credit Fund Initial Term for Class P Expires August 1, 2016 Initial Term for Class A and Class I Expires August 1, 2016	1.00%	0.75%	0.05%	N/A	N/A

/s/HE
HE

Effective Date: December 18, 2015 to reflect the name changes of Voya Retirement Solution 2020 Fund to Voya Target Retirement 2020 Fund, Voya Retirement Solution 2025 Fund to Voya Target Retirement 2025 Fund, Voya Retirement Solution 2030 Fund to Voya Target Retirement 2030 Fund, Voya Retirement Solution 2035 Fund to Voya Target Retirement 2035 Fund, Voya Retirement Solution 2040 Fund to Voya Target Retirement 2040 Fund, Voya Retirement Solution 2045 Fund to Voya Target Retirement 2045 Fund, Voya Retirement Solution 2050 Fund to Voya Target Retirement 2050 Fund, Voya Retirement Solution 2055 Fund to Voya Target Retirement 2055 Fund, Voya Retirement Solution 2060 Fund to Voya Target Retirement 2060 Fund, and Voya Retirement Solution Income Fund to Voya In-Retirement Fund (collectively, the “Voya Retirement Funds”), the addition of Class A shares and Class R6 shares for the Voya Retirement Funds, and, with the exception of Voya In-Retirement Fund, the expense limit modifications for Class I shares of  the Voya Retirement Funds.

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1)         The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.